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                                                                    EXHIBIT 99.2

[King Pharmaceuticals Logo]

FOR IMMEDIATE RELEASE

                  KING PHARMACEUTICALS, INC. ANNOUNCES PRICING
                      OF SENIOR CONVERTIBLE NOTES OFFERING

BRISTOL, TENNESSEE, March 24, 2006 - King Pharmaceuticals, Inc. (NYSE:KG) announced today the pricing of $400 million of convertible senior notes due 2026 in a private offering. In addition, the Company has granted the initial purchasers of the notes an option to purchase up to an additional $60 million aggregate principal amount of notes to cover over-allotments.

The notes pay interest semiannually at a rate of 1.25% per year and will be convertible upon the occurrence of specified events, at an initial conversion rate of 48.0031 shares of common stock per $1,000 principal amount of notes (representing a conversion price of approximately $20.83 per share). The notes will also pay contingent interest commencing on April 1, 2013, if the trading price of the notes reaches a specified level. Upon conversion, the Company will pay cash equal to the lesser of the principal amount and the conversion value of such notes, based upon a specified observation period, and, if the conversion value exceeds the principal amount, cash or shares of its common stock as the Company may elect as payment for the premium. The notes are guaranteed by the Company's domestic subsidiaries.

The Company intends to use the net proceeds from the offering to repurchase from time to time or redeem its 2-3/4% Convertible Debentures due November 15, 2021 and for general corporate purposes.

The notes, the guarantees, and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the Company's plan to use the proceeds of the private offering of the notes to repurchase its 2-3/4% Convertible Debentures due November 15, 2021 and for general corporate purposes. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include the Company's ability to close the private offering of the notes and effect repurchases of its 2-3/4% Convertible Debentures as expected. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2005, which is on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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                                    Contacts:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125
      David E. Robinson, Senior Director, Corporate Affairs - 423-989-7045

                                EXECUTIVE OFFICES

                           KING PHARMACEUTICALS, INC.
                   501 FIFTH STREET, BRISTOL, TENNESSEE 37620